                                                                                                                                                          EX-99.i

Law Office

Stradley, Ronon, Stevens & Young, LLP

2600 One Commerce Square Philadelphia, Pennsylvania 19103-7098 (215) 564-8000

May 7, 2009

Board of Trustees EGA Emerging Global Shares Trust 171 East Ridgewood Avenue Ridgewood, NJ 07450

Re: Pre-Effective Amendment No. 2 to the Registration Statement of EGA Emerging Global Shares Trust

Ladies and Gentlemen:

     We have acted as counsel to EGA Emerging Global Shares Trust, a statutory trust organized under Delaware law (the “Trust”), in connection with the issuance and sale by the Trust of its shares of beneficial interest, no par value (the “Shares”) of the following twelve series of the Trust (each, a “Fund”):

     Emerging Global Shares Dow Jones Emerging Markets Titans Composite Index Fund;
     Emerging Global Shares Dow Jones Emerging Markets Basic Materials Titans Index Fund;
     Emerging Global Shares Dow Jones Emerging Markets Metals & Mining Titans Index Fund;
     Emerging Global Shares Dow Jones Emerging Markets Consumer Goods Titans Index Fund;
     Emerging Global Shares Dow Jones Emerging Markets Consumer Services Titans Index Fund;
     Emerging Global Shares Dow Jones Emerging Markets Energy Titans Index Fund;
     Emerging Global Shares Dow Jones Emerging Markets Financials Titans Index Fund;
     Emerging Global Shares Dow Jones Emerging Markets Health Care Titans Index Fund;
     Emerging Global Shares Dow Jones Emerging Markets Industrials Titans Index Fund;
     Emerging Global Shares Dow Jones Emerging Markets Technology Titans Index Fund;
     Emerging Global Shares Dow Jones Emerging Markets Telecom Titans Index Fund; and
     Emerging Global Shares Dow Jones Emerging Markets Utilities Titans Index Fund.

     This opinion is furnished in accordance with the requirements of Item 23(i) of Form N-1A under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the Securities Act of 1933, as amended (the “Securities Act”).

     We have examined the Certificate of Trust of the Trust, the Amended and Restated Agreement and Declaration of Trust of the Trust, the By-Laws of the Trust, certain

Board of Trustees EGA Emerging Global Shares Trust May 7, 2009 Page 2

resolutions adopted by the Board of Trustees of the Trust relating to the issuance and sale of the Shares, and a Certificate of Good Standing dated May 7, 2009 from the State of Delaware. We have also examined the Notification of Registration and the Registration Statements on Form N-1A filed on behalf of the Trust (the “Registration Statement”) under the Investment Company Act and the Securities Act, all as amended to date, as well as other items we deem material to this opinion.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others.

     Based upon and subject to the foregoing information and examination, we are of the opinion that, when the Registration Statement becomes effective under the Investment Company Act and Securities Act, the Shares will, when sold in accordance with the Registration Statement, be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Trust and we further consent to reference in the Registration Statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                                                               Very truly yours,

                                                                                STRADLEY RONON STEVENS & YOUNG LLC

                                                                                By: /s/ Michael D. Mabry
                                                                                           Michael D. Mabry, a Partner